CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS RECORD QUARTERLY
NET INCOME OF $4.9 MILLION; EPS UP 42% AND LOANS GROW 15%

January 27, 2014 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported record financial results for the fourth quarter and full year of 2013. The Company recorded net income of $4.9 million, or $0.34 per diluted common share, for the quarter ended December 31, 2013, compared to net income of $3.5 million, or $0.24 per diluted common share, for the fourth quarter of 2012. Net income for the full year 2013 totaled $17.3 million, or $1.20 per diluted common share, compared to $10.9 million, or $0.77 per diluted common share, for 2012. Total revenues for the fourth quarter and full year 2013 were up $1.7 million, or 6%, and $4.3 million, or 4%, over the respective periods of 2012. The Company also reported net loan growth of $224.2 million, or 15%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Year Ended
			%			%
	12/31/13	12/31/12	Increase	12/31/13	12/31/12	Increase
Total assets	$2,781.1	$2,634.9	6%

Total loans (net)	1,727.8	1,503.5	15%

Total deposits	2,239.6	2,231.3	—%

Total revenues	$31.3	$29.6	6%	$121.3	$117.1	4%

Net income	4.9	3.5	42%	17.3	10.9	58%

Diluted net income per common share	$0.34	$0.24	42%	$1.20	$0.77	56%

“We are very proud of our efforts in 2013 in achieving the highest quarterly and annual net incomes in the Company's history. Our record net income of $17.3 million for 2013 reflects our ability to successfully grow our loan portfolio in a sometimes challenging economic environment as well as demonstrates our continued progress with increasing revenues and disciplined expense management. Our continued commitment to creating long-term shareholder value is evident through this performance” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer. "Even with a slowly expanding economy and a continuously changing regulatory environment, we begin 2014 with a strong balance sheet and clear momentum to continue our performance and deliver to all of our constituencies."

Income Statement Highlights

•
The Company recorded net income of $4.9 million, or $0.34 per diluted common share, for the fourth quarter of 2013 compared to net income of $3.5 million, or $0.24 per diluted common share, for the same period one year ago, a $1.4 million, or 42%, increase. Net income for the full year 2013 totaled $17.3 million, or $1.20 per diluted common share, up $6.4 million, or 58%, over $10.9 million, or $0.77 per diluted common share over the results for 2012.

•
Return on average shareholders equity was 8.30% for the fourth quarter of 2013, compared to 8.14% for the previous quarter and compared to 5.89% for the same period last year. Return on average shareholders equity for 2013 was 7.41% compared to 4.76% for 2012.

•
Total revenues for the fourth quarter of 2013 were $31.3 million, up $1.7 million, or 6%, over total revenues of $29.6 million for the same quarter one year ago and were up $911,000, or 3%, over total revenues of $30.4 million for the previous quarter. Total revenues for 2013 increased $4.3 million, or 4%, over 2012.

•
The Company's net interest margin on a fully-taxable basis for the fourth quarter of 2013 was 3.55%, compared to 3.58% recorded in the third quarter of 2013 and compared to 3.71% for the fourth quarter of 2012. The Company's deposit cost of funds for the fourth quarter was 0.28%, the same as the previous quarter and compared to 0.32% for the same period one year ago.

•
The provision for loan losses totaled $1.6 million for the fourth quarter of 2013, compared to $1.2 million for the previous quarter and compared to $2.2 million for the fourth quarter one year ago. Our allowance for loan losses totaled $23.1 million, or 1.32%, of total loans at December 31, 2013 as compared to $25.3 million, or 1.65%, of total loans at December 31, 2012.

•
Noninterest expenses for the fourth quarter 2013 were $22.7 million, up $294,000, or 1%, compared to the previous quarter and up $251,000, or 1%, over the same quarter last year. Total noninterest expenses for 2013 were down $1.3 million, or 1%, compared to 2012.

Balance Sheet Highlights

•	Net loans grew $52.5 million, or 3%, on a linked quarter basis to $1.73 billion and were up $224.2 million, or 15%, over the fourth quarter 2012.

•	Total deposits were $2.24 billion, an increase of $62.6 million, or 3%, over the previous quarter.

•	Nonperforming assets were 1.61% of total assets at December 31, 2013, compared to 1.71% of total assets for the previous quarter and compared to 1.33% of total assets one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 14.59%, a Tier 1 Leverage ratio of 9.39% and a tangible common equity to tangible assets ratio of 8.24%.

•
Stockholders' equity totaled $230.2 million, or 8.28% of total assets, at the end of 2013. At December 31, 2013, the Company's book value per share was $16.19. The market price of Metro's common stock increased by 63% from $13.22 per common share at December 31, 2012 to $21.54 per common share at December 31, 2013.

Income Statement Overview

	Three months ended December 31,			Year ended December 31,
(dollars in thousands, except per share data)	2013	2012	% Change	2013	2012	% Change
Total revenues	$31,294	$29,639	6%	$121,320	$117,052	4%
Provision for loan losses	1,575	2,150	(27)	6,875	10,100	(32)
Total noninterest expenses	22,737	22,486	1	89,869	91,144	(1)
Net income	4,891	3,456	42	17,260	10,894	58
Diluted net income per share	$0.34	$0.24	42%	$1.20	$0.77	56%

Metro recorded net income of $4.9 million, or $0.34 per diluted common share, for the fourth quarter of 2013 compared to net income of $3.5 million, or $0.24 per diluted common share, for the fourth quarter of 2012. Net income totaled $17.3 million, or $1.20 per diluted common share, for the year ended December 31, 2013 as compared to net income of $10.9 million, or $0.77 per diluted common share, for 2012.

Total revenues (net interest income plus noninterest income) for the fourth quarter of 2013 were $31.3 million, up $1.7 million, or 6%, over the fourth quarter of 2012. Total revenues for the year ended December 31, 2013 were $121.3 million, up $4.3 million, or 4%, over last year. On a linked quarter basis, total revenues were up $911,000, or 3%.

Noninterest expenses for the quarter totaled $22.7 million, up $251,000, or 1%, compared to the same period in 2012. On a linked quarter basis, total noninterest expenses were up $294,000, or 1%. Total noninterest expenses for the year ended December 31, 2013 were $89.9 million, down $1.3 million, or 1%, from last year.

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2013 totaled $23.3 million, up $1.5 million, or 7%, over the $21.8 million recorded in the fourth quarter of 2012. Net interest income for the year ended December 31, 2013 totaled $91.1 million versus $87.2 million for the year 2012, a $3.9 million, or 5%, increase.

Average interest-earning assets for the fourth quarter of 2013 totaled $2.66 billion versus $2.59 billion for the previous quarter and were up $277.1 million, or 12%, over the fourth quarter of 2012. Average loans receivable increased by $214.5 million, or 14%, and average investment securities increased by $62.6 million, or 7%, for the fourth quarter 2013 over the same period one year ago. Average interest-bearing deposits totaled $1.75 billion for the fourth quarter of 2013, up $8.5 million, over the same period of 2012 and average noninterest-bearing deposits for the fourth quarter 2013 were $433.9 million, down $14.9 million, or 3%, from the fourth quarter last year. Total interest expense for the quarter was down $188,000, or 8%, from the fourth quarter of 2012 as a result of a 6 basis points (bps) reduction in the Company's overall total cost of all funds over the past twelve months.

Average interest-earning assets for 2013 totaled $2.57 billion versus $2.31 billion for 2012, a 12% increase. Total interest income on a tax equivalent basis for the year ended December 31, 2013 was up $2.2 million, or 2%, over the same period last year. Total interest expense for the year 2013 was down $1.9 million, or 19%, from the same period of 2012.

The net interest margin for the fourth quarter of 2013 was 3.46%, down 3 bps from the 3.49% recorded for the previous quarter and down 16 bps from the fourth quarter one year ago. The net interest margin on a fully-taxable basis for the fourth quarter of 2013 was 3.55%, also down 3 bps from the previous quarter and down 16 bps compared to 3.71% for the fourth quarter of 2012.

The net interest margin for the year 2013 was 3.51%, down 23 bps from the 3.74% recorded in 2012. On a fully-taxable basis, the net interest margin for the year ended December 31, 2013 was 3.60%, compared to 3.83% for the year ended December 31, 2012.

The Bank's deposit cost of funds for the fourth quarter of 2013 was 0.28%, the same as the previous quarter, and down 4 bps from 0.32% recorded in the fourth quarter one year ago. The Bank's deposit cost of funds for the year ended December 31, 2013 was 0.29%, down 8 bps compared to 0.37% for the year ended December 31, 2012. The total cost of all funding sources for the fourth quarter was 0.33%, compared to 0.32% for the previous quarter and down 6 basis points from the same period in 2012.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the fourth quarter and for the full year 2013 over the same periods of 2012 was primarily due to an increase in the level of interest earning assets. Lower yields on interest earning assets were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2013 vs. 2012	Volume Change	Rate Change	Total Increase	% Increase
4th Quarter	$2,491	$(1,020)	$1,471	7%
Year to Date	$9,631	$(5,542)	$4,089	5%

Noninterest Income

Noninterest income for the fourth quarter of 2013 totaled $8.0 million, up $160,000, or 2%, over the fourth quarter one year ago. Service charges and fees for the fourth quarter were $7.2 million, a decrease of $408,000, or 5%, from the fourth quarter last year. Excluding a reallocation adjustment between noninterest income and noninterest expense of $477,000 recorded in the fourth quarter of 2012, service charges and fees were actually up $69,000, or 1%, for the fourth quarter of 2013 over the same period last year. Net gains on sales of securities for the fourth quarter of 2013 were $643,000 compared to $92,000 in the fourth quarter of 2012. Net gains on the sale of loans totaled $144,000 for the fourth quarter of 2013 versus $267,000 for the same period in 2012.

Noninterest income for the full year 2013 increased by $336,000, or 1%, over the full year 2012. Service charges and fees were up 1% for the year ended December 31, 2013 compared to 2012 and gains on the sale of loans were $955,000 for the year ended 2013 compared to $1.2 million for the same period of 2012. Net gains on sales of securities during 2013 were $664,000 compared to net gains of $1.1 million in 2012. There were no OTTI losses in 2013 compared to $649,000 in OTTI charges on private-label CMOs in the Bank's investment portfolio during 2012. The Company recorded a $140,000 charge during the fourth quarter of 2012 to repurchase and retire $8.0 million of 10% fixed rate Trust Capital Securities which had been issued in September 2001 and no comparable debt prepayment charge was incurred in 2013.

The breakdown of noninterest income for the fourth quarter and for the years ended 2013 and 2012, respectively, is shown in the table below:

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Service charges, fees and other income	$7,178	$7,586	(5)%	$28,571	$28,372	1%
Net gains on sales of loans	144	267	(46)	955	1,220	(22)
Net gains on sales/calls of securities	643	92	599	664	1,051	(37)
Credit impairment losses on investment securities	—	—	—	—	(649)	(100)
Debt prepayment charge	—	(140)	(100)	—	(140)	(100)
Total noninterest income	$7,965	$7,805	2%	$30,190	$29,854	1%

Noninterest Expenses

Noninterest expenses for the fourth quarter of 2013 were $22.7 million, up $251,000, or 1%, compared to $22.5 million recorded in the fourth quarter one year ago. For the year ended December 31, 2013, noninterest expenses totaled $89.9 million, down $1.3 million, or 1%, from $91.1 million recorded for the same period of 2012.

The breakdown of noninterest expenses for the fourth quarter and for the full year 2013 and 2012, respectively, are shown in the table below:

	Three months ended December 31,			Year ended December 31,
(dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Salaries and employee benefits	$10,829	$10,516	3%	$42,806	$41,241	4%
Occupancy and equipment	3,386	3,379	—	13,250	13,281	—
Advertising and marketing	991	623	59	2,418	1,870	29
Data processing	3,150	3,707	(15)	12,838	13,590	(6)
Regulatory assessments and related costs	554	541	2	2,227	4,063	(45)
Foreclosed real estate	153	(208)	(174)	422	1,335	(68)
Other expenses	3,674	3,928	(6)	15,908	15,764	1
Total noninterest expenses	$22,737	$22,486	1%	$89,869	$91,144	(1)%

The increase in advertising and marketing expenses for the fourth quarter were the result of increased levels of marketing branded items as well as a higher level of corporate sponsorships and donations compared to prior periods.

Data processing costs were lower in the fourth quarter of 2013 due to lower levels of depreciation associated with now fully depreciated computer hardware and software combined with the fact that data processing totals for the fourth quarter of 2012 included a reallocation adjustment of approximately $477,000 as mentioned in the noninterest income section.

Balance Sheet

	As of December 31,
(dollars in thousands)	2013	2012	% Increase
Total assets	$2,781,118	$2,634,875	6%

Total loans (net)	1,727,762	1,503,515	15%

Total deposits	2,239,621	2,231,291	—%

Total core deposits	2,176,600	2,176,376	—%

Total stockholders' equity	230,183	235,387	(2)%

Lending

Gross loans totaled $1.75 billion at December 31, 2013, an increase of $222.1 million, or 15%, over December 31, 2012. The Company experienced loan growth in all but one category over the past twelve months as a result of general economic improvement in the markets we serve, growth in the breadth and experience of the lending team as well as expansion of the Bank's middle market lending function. The composition of the Company's loan portfolio at December 31, 2013 and December 31, 2012 was as follows:

(dollars in thousands)	December 31, 2013	% of Total	December 31, 2012	% of Total	$ Change	% Change
Commercial and industrial	$447,144	25%	$376,988	25%	$70,156	19%
Commercial tax-exempt	81,734	5	92,202	6	(10,468)	(11)
Owner occupied real estate	302,417	17	268,372	17	34,045	13
Commercial construction and land development	133,176	8	100,399	7	32,777	33
Commercial real estate	473,188	27	394,404	26	78,784	20
Residential	97,766	6	83,899	5	13,867	17
Consumer	215,447	12	212,533	14	2,914	1
Gross loans	$1,750,872	100%	$1,528,797	100%	$222,075	15%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	December 31, 2013	September 30, 2013	December 31, 2012
Nonperforming assets/total assets	1.61%	1.71%	1.33%
Net loan charge-offs (annualized)/average total loans	1.35%	0.43%	0.65%
Loan loss allowance/total loans	1.32%	1.61%	1.65%
Nonperforming loan coverage	57%	63%	77%
Nonperforming assets/capital and reserves	18%	18%	13%

Nonperforming assets decreased during the fourth quarter by $2.2 million, to $44.8 million, or 1.61%, of total assets at December 31, 2013, from $47.0 million, or 1.71%, of total assets at September 30, 2013, and increased $9.7 million, compared to $35.1 million, or 1.33%, of total assets one year ago. Nonperforming loans decreased by $3.2 million during the fourth quarter while foreclosed asset balances increased by $921,000. The increase in foreclosed assets was primarily associated with 3 properties that were transferred to foreclosed assets during the quarter. Each of these properties sold subsequent to December 31, 2013 and have or are expected to settle in the first quarter of 2014.

Net loan charge-offs totaled $5.9 million for the fourth quarter of 2013. A total of $5.2 million, or 89%, of this total was associated with four loan relationships, all which had been reserved for in prior periods. Net charge-offs for the year ended December 31, 2013 totaled $9.0 million, compared to $6.4 million for 2012. A total of $7.6 million, or 84%, of the total net charge-offs for the year 2013 was associated with 5 loan relationships.

The Company recorded a provision for loan losses of $1.6 million for the fourth quarter of 2013 as compared to $1.2 million for the previous quarter and to $2.2 million recorded in the fourth quarter of 2012. The allowance for loan losses totaled $23.1 million as of December 31, 2013 as compared to $27.4 million at September 30, 2013 and to $25.3 million at December 31, 2012. The allowance represented 1.32% of gross loans outstanding at December 31, 2013, compared to 1.61% at September 30, 2013 and 1.65% at December 31, 2012.

Deposits

The Company's deposit balances at December 31, 2013 were $2.24 billion, compared to total deposits of $2.18 billion at September 30, 2013 and compared to $2.23 billion one year ago. The change in core deposits over the past twelve months by type of account is as follows:

	As of December 31,
(dollars in thousands)	2013	2012	% Change	4th Quarter 2013 Cost of Funds
Demand noninterest-bearing	$443,287	$455,000	(3)%	0.00%
Demand interest-bearing	1,107,056	1,133,765	(2)	0.27
Savings	496,495	444,976	12	0.31
Subtotal	2,046,838	2,033,741	1	0.22
Time	129,762	142,635	(9)	1.19
Total core deposits	$2,176,600	$2,176,376	—%	0.28%

Total core deposits, excluding time deposits, increased $13.1 million, or 1%, over the past twelve months and by $53.6 million, or 3%, on a linked quarter basis. The cost of core deposits, excluding time deposits, during the fourth quarter of 2013 was 0.22%, the same as the previous quarter and down 3 bps from the fourth quarter one year ago. The cost of total core deposits for the fourth quarter of 2013 and on a linked quarter basis was 0.28%, which was down 4 bps from fourth quarter of 2012.

Change in core deposits from year-end 2012 to year-end 2013 by type of customer is as follows:

	December 31,	% of	December 31,	% of	%
(dollars in thousands)	2013	Total	2012	Total	Increase
Consumer	$960,214	44%	$950,383	44%	1%
Commercial	651,211	30	681,882	31	(4)
Government	565,175	26	544,111	25	4
Total	$2,176,600	100%	$2,176,376	100%	—%

Investments

At December 31, 2013, the Company's investment portfolio totaled $869.7 million, down $19.6 million, or 2%, on a linked quarter basis and down $75.2 million, or 8%, compared to December 31, 2012. Detailed below is information regarding the composition and characteristics of the portfolio at December 31, 2013:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$29,926	$149,096	$179,022
Mortgage-backed securities:
Federal government agencies pass through certificates	62,500	7,849	70,349
Agency collateralized mortgage obligations	467,064	118,893	585,957
Corporate debt securities	—	5,000	5,000
Municipal securities	26,433	2,976	29,409
Total	$585,923	$283,814	$869,737
Duration (in years)	4.9	6.4	5.4
Average life (in years)	5.6	7.6	6.2
Quarterly average yield (annualized)	2.25%	2.59%	2.36%

At December 31, 2013, after-tax unrealized loss on the Bank's available for sale portfolio was $16.5 million, as compared to an after-tax unrealized gain of $7.2 million at December 31, 2012. This change is a direct result of the steep decline in market prices for fixed rate investments which has occurred over the past three quarters as a result in the increase in long-term market interest rates.

Capital

Stockholders' equity at December 31, 2013 totaled $230.2 million, compared to $235.4 million at December 31, 2012. The decrease is the result of an increase in capital balances of $18.6 million, offset by the change from an unrealized gain to an unrealized loss on the Company's available for sale portfolio as mentioned previously. Return on average stockholders' equity (ROE) for the fourth quarter of 2013 was 8.30%, compared to 8.14% for the previous quarter and up over the 5.89% for the fourth quarter last year. Return on average stockholders' equity for the year 2013 was 7.41% compared to 4.76% for 2012.

The Company's capital ratios at December 31, 2013 and 2012 were as follows:

	12/31/2013	12/31/2012	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.39%	9.61%	5.00%
Tier 1	13.41	13.97	6.00
Total capital	14.59	15.22	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At December 31, 2013, the Company's book value per common share was $16.19.

The market price of Metro's common stock increased by 63% from $13.22 per common share at December 31, 2012 to $21.54 per common share at December 31, 2013.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of ongoing short and long-term federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	possible impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses (allowance or ALL);

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standards setters;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
(in thousands, except per share amounts)	2013	2013	Change	2012	Change	2013	2012	Change
Income Statement Data:
Net interest income	$23,329	$22,867	2%	$21,834	7%	$91,130	$87,198	5%
Provision for loan losses	1,575	1,200	31	2,150	(27)	6,875	10,100	(32)
Noninterest income	7,965	7,516	6	7,805	2	30,190	29,854	1
Total revenues	31,294	30,383	3	29,639	6	121,320	117,052	4
Noninterest expenses	22,737	22,443	1	22,486	1	89,869	91,144	(1)
Net income	4,891	4,676	5	3,456	42	17,260	10,894	58
Per Common Share Data:
Net income per common share:
Basic	$0.34	$0.33	3%	$0.24	42%	$1.21	$0.77	57%
Diluted	0.34	0.33	3	0.24	42	1.20	0.77	56

Book Value		$16.25				$16.19	$16.58	(2)

Weighted average common shares outstanding:
Basic	14,155	14,145		14,129		14,142	14,128
Diluted	14,337	14,315		14,129		14,273	14,128
Balance Sheet Data:
Total assets	$2,781,118	$2,755,982	1%			$2,781,118	$2,634,875	6%
Loans (net)	1,727,762	1,675,251	3			1,727,762	1,503,515	15
Allowance for loan losses	23,110	27,425	(16)			23,110	25,282	(9)
Investment securities	869,737	889,375	(2)			869,737	944,892	(8)
Total deposits	2,239,621	2,177,071	3			2,239,621	2,231,291	—
Core deposits	2,176,600	2,113,207	3			2,176,600	2,176,376	—
Stockholders' equity	230,183	230,941	—			230,183	235,387	(2)
Capital:
Total stockholders' equity to assets		8.38%				8.28%	8.93%
Leverage ratio		9.42				9.39	9.61
Risk based capital ratios:
Tier 1		13.54				13.41	13.97
Total Capital		14.79				14.59	15.22
Performance Ratios:
Deposit cost of funds	0.28%	0.28%		0.32%		0.29%	0.37%
Cost of funds	0.33	0.32		0.39		0.33	0.46
Net interest margin	3.46	3.49		3.62		3.51	3.74
Return on average assets	0.70	0.69		0.54		0.64	0.44
Return on average stockholders' equity	8.30	8.14		5.89		7.41	4.76
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	1.35%	0.43%		0.65%		0.55%	0.44%
Nonperforming assets to total period-end assets	1.61	1.71				1.61	1.33
Allowance for loan losses to total period-end loans	1.32	1.61				1.32	1.65
Allowance for loan losses to period-end nonperforming loans	57	63				57	77
Nonperforming assets to capital and allowance	18	18				18	13

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2013	2012
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$44,996	$56,582
Securities, available for sale at fair value	585,923	675,109
Securities, held to maturity at cost (fair value 2013: $263,697; 2012: $273,671)	283,814	269,783
Loans, held for sale	6,225	15,183
Loans receivable, net of allowance for loan losses (allowance 2013: $23,110; 2012: $25,282)	1,727,762	1,503,515
Restricted investments in bank stock	20,564	15,450
Premises and equipment, net	75,783	78,788
Other assets	36,051	20,465
Total assets	$2,781,118	$2,634,875

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$443,287	$455,000
Interest-bearing	1,796,334	1,776,291
Total deposits	2,239,621	2,231,291
Short-term borrowing	277,750	113,225
Long-term debt	15,800	40,800
Other liabilities	17,764	14,172
Total liabilities	2,550,935	2,399,488
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2013: 14,157,219; 2012: 14,131,263)	14,157	14,131
Surplus	158,650	157,305
Retained earnings	73,491	56,311
Accumulated other comprehensive income (loss)	(16,515)	7,240
Total stockholders' equity	230,183	235,387
Total liabilities and stockholders' equity	$2,781,118	$2,634,875

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest Income
Loans receivable, including fees:
Taxable	$19,165	$17,841	$74,404	$71,760
Tax-exempt	886	935	3,630	3,628
Securities:
Taxable	5,165	5,136	20,552	21,468
Tax-exempt	187	184	740	451
Federal funds sold	—	—	—	1
Total interest income	25,403	24,096	99,326	97,308
Interest Expense
Deposits	1,557	1,777	6,204	7,701
Short-term borrowings	211	33	712	203
Long-term debt	306	452	1,280	2,206
Total interest expense	2,074	2,262	8,196	10,110
Net interest income	23,329	21,834	91,130	87,198
Provision for loan losses	1,575	2,150	6,875	10,100
Net interest income after provision for loan losses	21,754	19,684	84,255	77,098
Noninterest Income
Service charges, fees and other operating income	7,178	7,586	28,571	28,372
Net gains on sales of loans	144	267	955	1,220
Total fees and other income	7,322	7,853	29,526	29,592
Net impairment loss on investment securities	—	—	—	(649)
Net gains on sales/calls of securities	643	92	664	1,051
Debt prepayment charge	—	(140)	—	(140)
Total noninterest income	7,965	7,805	30,190	29,854
Noninterest Expenses
Salaries and employee benefits	10,829	10,516	42,806	41,241
Occupancy and equipment	3,386	3,379	13,250	13,281
Advertising and marketing	991	623	2,418	1,870
Data processing	3,150	3,707	12,838	13,590
Regulatory assessments and related costs	554	541	2,227	4,063
Foreclosed real estate	153	(208)	422	1,335
Other	3,674	3,928	15,908	15,764
Total noninterest expenses	22,737	22,486	89,869	91,144
Income before taxes	6,982	5,003	24,576	15,808
Provision for federal income taxes	2,091	1,547	7,316	4,914
Net income	$4,891	$3,456	$17,260	$10,894
Net Income per Common Share
Basic	$0.34	$0.24	$1.21	$0.77
Diluted	0.34	0.24	1.20	0.77
Average Common and Common Equivalent Shares Outstanding
Basic	14,155	14,129	14,142	14,128
Diluted	14,337	14,129	14,273	14,128

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	December 31, 2013			September 30, 2013			December 31, 2012			December 31, 2013			December 31, 2012
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$894,620	$5,165	2.31%	$881,068	$5,021	2.28%	$832,655	$5,136	2.47%	$895,489	$20,552	2.30%	$796,306	$21,468	2.70%
Tax-exempt	30,446	289	3.79	29,873	284	3.80	29,818	283	3.78	30,016	1,139	3.80	18,189	693	3.81
Total securities	925,066	5,454	2.36	910,941	5,305	2.33	862,473	5,419	2.51	925,505	21,691	2.34	814,495	22,161	2.72
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	2,696	1	0.05
Total loans receivable	1,731,862	20,527	4.66	1,674,334	20,150	4.73	1,517,395	19,279	4.99	1,647,608	79,988	4.80	1,489,787	77,342	5.13
Total earning assets	$2,656,928	$25,981	3.86%	$2,585,275	$25,455	3.88%	$2,379,868	$24,698	4.09%	$2,573,113	$101,679	3.92%	$2,306,978	$99,504	4.27%
Sources of Funds
Interest-bearing deposits:
Regular savings	$448,976	$356	0.31%	$458,105	$348	0.30%	$407,906	$334	0.33%	$436,618	$1,365	0.31%	$398,242	$1,422	0.36%
Interest checking and money market	1,112,292	770	0.27	1,039,800	735	0.28	1,130,917	896	0.31	1,067,444	3,041	0.28	1,050,664	3,799	0.36
Time deposits	126,523	380	1.19	123,044	368	1.19	145,820	499	1.36	129,502	1,591	1.23	157,238	2,262	1.44
Public time and other noncore deposits	61,977	51	0.33	65,145	52	0.32	56,661	48	0.34	60,518	207	0.34	54,333	218	0.40
Total interest-bearing deposits	1,749,768	1,557	0.35	1,686,094	1,503	0.35	1,741,304	1,777	0.41	1,694,082	6,204	0.37	1,660,477	7,701	0.46
Short-term borrowings	320,644	211	0.26	329,868	189	0.22	60,398	33	0.22	301,447	712	0.23	86,333	203	0.23
Long-term debt	15,800	306	7.77	15,800	307	7.77	43,083	452	4.18	21,005	1,280	6.09	47,662	2,206	4.62
Total interest-bearing liabilities	2,086,212	2,074	0.39	2,031,762	1,999	0.39	1,844,785	2,262	0.49	2,016,534	8,196	0.41	1,794,472	10,110	0.56
Demand deposits (noninterest-bearing)	433,944			431,438			448,799			434,753			420,181
Sources to fund earning assets	2,520,156	2,074	0.33	2,463,200	1,999	0.32	2,293,584	2,262	0.39	2,451,287	8,196	0.33	2,214,653	10,110	0.46
Noninterest-bearing funds (net)	136,772			122,075			86,284			121,826			92,325
Total sources to fund earning assets	$2,656,928	$2,074	0.31%	$2,585,275	$1,999	0.31%	$2,379,868	$2,262	0.38%	$2,573,113	$8,196	0.32%	$2,306,978	$10,110	0.44%

Net interest income and margin on a tax- equivalent basis		$23,907	3.55%		$23,456	3.58%		$22,436	3.71%		$93,483	3.60%		$89,394	3.83%
Tax-exempt adjustment		578			589			602			2,353			2,196
Net interest income and margin		$23,329	3.46%		$22,867	3.49%		$21,834	3.62%		$91,130	3.51%		$87,198	3.74%

Other Balances:
Cash and due from banks	$46,666			$50,839			$68,727			$47,800			$52,825
Other assets	68,529			71,101			92,832			80,409			97,580
Total assets	2,772,123			2,707,215			2,541,427			2,701,322			2,457,383
Other liabilities	18,331			16,157			14,504			17,006			13,958
Stockholders' equity	233,636			227,858			233,339			233,029			228,772

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2013	2012	2013	2012

Balance at beginning of period	$27,425	$25,596	$25,282	$21,620
Provisions charged to operating expenses	1,575	2,150	6,875	10,100
	29,000	27,746	32,157	31,720
Recoveries of loans previously charged-off:
Commercial and industrial	177	11	1,122	227
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	—	—	3	7
Commercial construction and land development	13	3	490	517
Commercial real estate	—	12	—	97
Residential	—	—	10	4
Consumer	7	2	76	67
Total recoveries	197	28	1,701	919
Loans charged-off:
Commercial and industrial	(701)	(1,354)	(3,427)	(2,302)
Commercial tax-exempt	—	—	—	—
Owner occupied real estate	(25)	(680)	(295)	(772)
Commercial construction and land development	(2,552)	(155)	(2,844)	(1,378)
Commercial real estate	(2,441)	(2)	(2,773)	(1,853)
Residential	(166)	(45)	(332)	(308)
Consumer	(202)	(256)	(1,077)	(744)
Total charged-off	(6,087)	(2,492)	(10,748)	(7,357)
Net charge-offs	(5,890)	(2,464)	(9,047)	(6,438)
Balance at end of period	$23,110	$25,282	$23,110	$25,282
Net charge-offs (annualized) as a percentage of average loans outstanding	1.35%	0.65%	0.55%	0.44%
Allowance for loan losses as a percentage of period-end loans	1.32%	1.65%	1.32%	1.65%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of December 31, 2013 and for the preceding four quarters (dollar amounts in thousands).

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$10,217	$9,967	$12,053	$12,451	$11,289
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	4,838	4,924	4,999	3,428	3,119
Commercial construction and land development	8,587	11,723	12,027	12,024	6,300
Commercial real estate	6,705	6,904	3,893	5,575	5,659
Residential	7,039	7,316	7,133	3,295	3,203
Consumer	2,577	2,541	3,422	2,517	2,846
Total nonaccrual loans	39,963	43,375	43,527	39,290	32,416
Loans past due 90 days or more and still accruing	369	119	—	1,726	220
Total nonperforming loans	40,332	43,494	43,527	41,016	32,636
Foreclosed assets	4,477	3,556	4,611	2,675	2,467
Total nonperforming assets	$44,809	$47,050	$48,138	$43,691	$35,103

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$17,149	$23,621	$18,817	$18,927	$13,247
Accruing TDRs	12,091	11,078	14,888	14,308	19,559
Total TDRs	$29,240	$34,699	$33,705	$33,235	$32,806

Nonperforming loans to total loans	2.30%	2.55%	2.66%	2.61%	2.13%

Nonperforming assets to total assets	1.61%	1.71%	1.81%	1.67%	1.33%

Nonperforming loan coverage	57%	63%	64%	67%	77%

Allowance for loan losses as a percentage of total period-end loans	1.32%	1.61%	1.72%	1.74%	1.65%

Nonperforming assets / capital plus allowance for loan losses	18%	18%	19%	17%	13%